UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2014 (November 20, 2014)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 20, 2014, On Track Innovations Ltd., or the Company, entered into an underwriting agreement, or the Underwriting Agreement, with Northland Securities, Inc., as underwriter, in connection with a public offering of 6,250,000 ordinary shares of the Company, par value NIS 0.10 per share, or the Ordinary Shares.

The Ordinary Shares will be sold at a public offering price of $1.60 per share. The Company granted the underwriter a 30-day option to purchase from the Company up to an additional 937,500 Ordinary Shares.

The offering is expected to close on November 26, 2014, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $9.1 million, assuming no exercise of the Option and after deducting the underwriting discount and estimated expenses payable by the Company associated with the offering. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-199180), including a prospectus, previously filed with the Securities and Exchange Commission, or SEC, and a prospectus supplement dated November 20, 2014.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws.  Any such statements, including, but not limited to, the Company’s expectations regarding the completion, timing and size of its proposed public offering, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and other risk factors discussed in the Company’s preliminary prospectus supplement, Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed with the SEC from time to time.  These forward-looking statements represent the Company’s judgment as of the date of this Current Report on Form 8-K.  Except as legally required, the Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of November 20, 2014, between the Company and Northland Securities, Inc., as underwriter.

5.1	Opinion of Zysman, Aharoni, Gayer & Co.

23.1	Consent of Zysman, Aharoni, Gayer & Co. (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 21, 2014	By:	/s/ Ofer Tziperman
Name: Ofer Tziperman
Title: Chief Executive Officer